UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

Maze Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42490	82-2635018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd., Suite 300
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 850-5070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	MAZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, the Board of Directors (the “Board”) of Maze Therapeutics, Inc. (the “Company”) appointed Paula A. Johnson, M.D., M.P.H. as a Class III director and Sophie Kornowski, Pharm.D. as a Class I director, in each case effective August 13, 2026 (the “Appointment Date”). Dr. Johnson will serve as a Class III director for a term expiring at the Company’s 2028 annual meeting of stockholders, and Dr. Kornowski will serve as a Class I director for a term expiring at the Company’s 2029 annual meeting of stockholders, in each case until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification, retirement or removal.

The Board appointed Dr. Johnson to serve as a member of the nominating and corporate governance committee of the Board, and appointed Dr. Kornowski to serve as a member of the audit committee and the compensation committee of the Board, in each case effective as of the Appointment Date.

Dr. Johnson, age 66, has served as the President of Wellesley College since 2016. Prior to that, Dr. Johnson founded and served as the inaugural Executive Director of the Connors Center for Women’s Health and Gender Biology at Brigham and Women’s Hospital, a Harvard teaching hospital, and as Chief of the Division of Women’s Health at Brigham and Women’s Hospital, in each case from July 2002 to June 2016. She also served as the Grayce A. Young Family Professor of Medicine in Women’s Health at Harvard Medical School and as a Professor of Epidemiology at the Harvard T.H. Chan School of Public Health. Dr. Johnson has served as a member of the board of directors of Johnson & Johnson, a multinational healthcare company, since 2023, as a member of the board of trustees of The Rockefeller University since November 2021, and as a member of the board of directors of the Isabella Stewart Gardner Museum since 2015. She is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Johnson received her A.B., her M.P.H. and her M.D. from Harvard University. Our Board believes Dr. Johnson’s is qualified to serve on our Board due to her extensive leadership experience in academic medicine, public health and higher education.

Dr. Kornowski, age 63, most recently served as Chief Executive Officer of Boston Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, from 2022 to 2025, and as a member of its board of directors. From 2018 to 2025, Dr. Kornowski served as a Senior Partner at Gurnet Point Capital, a healthcare-focused investment firm. Prior to that, Dr. Kornowski served as Executive Vice-President and Head of Roche Partnering at F. Hoffmann-La Roche AG, a multinational healthcare company, and as a member of its Extended Corporate Executive Committee, and served as a member of the board of directors of Chugai Pharmaceutical Co., Ltd. Dr. Kornowski received a Doctorate in Pharmacy from Paris Descartes University and an M.B.A. from the University of Chicago Booth School of Business. Our Board believes Dr. Kornowski’s is qualified to serve on our Board due to her extensive executive, investment and business development experience in the global biopharmaceutical industry.

In connection with their respective appointments as non-employee directors of the Company, each of Dr. Johnson and Dr. Kornowski will receive compensation in accordance with the Company’s non-employee director compensation policy (the “Director Compensation Policy”), including a pro rata portion of the $40,000 annual cash retainer for service as a director for the remaining portion of the year, together with the applicable committee retainers. In addition, in accordance with the Director Compensation Policy, the Board granted to each of Dr. Johnson and Dr. Kornowski, effective as of the Appointment Date, an option to purchase 36,000 shares of the Company’s common stock (each, an “Option Award”), with 1/36th of the shares underlying each Option Award vesting and becoming exercisable on each monthly anniversary of the Appointment Date, subject to the applicable director’s continued service to the Company.

Except as described above, there are no arrangements or understandings between either of Dr. Johnson or Dr. Kornowski and any other persons pursuant to which she was selected as a member of the Board. No family relationships exist between either of Dr. Johnson or Dr. Kornowski and any of the Company’s directors or executive officers. Neither Dr. Johnson nor Dr. Kornowski has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Changes to the Classes of the Board.

In connection with the foregoing appointments, on August 13, 2026, the Board approved changes to the composition of the classes of the Board so that, as nearly as possible, each class consists of one-third of the total number of directors, as contemplated by the Company’s amended and restated certificate of incorporation. To effect these changes in accordance with the requirements of the Delaware General Corporation Law and the Company’s amended and restated certificate of incorporation, effective August 13, 2026, Nancy C. Andrews, M.D., Ph.D. resigned from her position as a Class III director (with a term expiring at the Company’s 2028 annual meeting of stockholders), subject to and conditioned upon her immediate reappointment as a Class II director, and the Board accepted Dr. Andrews’ resignation and immediately reappointed her as a Class II director with a term expiring at the Company’s 2027 annual meeting of stockholders. Also effective August 13, 2026, Hervé Hoppenot resigned from his position as a Class II director (with a term expiring at the Company’s 2027 annual meeting of stockholders), subject to and conditioned upon his immediate reappointment as a Class III director, and the Board accepted Mr. Hoppenot’s resignation and immediately reappointed him as a Class III director with a term expiring at the Company’s 2028 annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure.

On August 13, 2026, the Company issued a press release announcing the appointment of Dr. Johnson and Dr. Kornowski to the Board. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Section 11 or 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act, whether made before or after the date hereof, except as expressly set forth by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated August 13, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2026	By:	/s/ Courtney Phillips
Courtney Phillips General Counsel and Corporate Secretary